                                    AGREEMENT

                  This AGREEMENT (this "Agreement") is made and entered into on this 12th day of August 1999, by and between Lexford Residential Trust, a Maryland real estate investment trust ("Lexford"), and Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR").

                  WHEREAS, Lexford, EQR and ERP Operating Limited Partnership, an Illinois limited partnership of which EQR is the sole general partner ("ERP"), have entered into that certain Confidentiality Agreement dated March 26, 1999 (the "Confidentiality Agreement");

                  WHEREAS, Lexford and EQR have entered into that certain Agreement and Plan of Merger, dated as of June 30, 1999 (the "Merger Agreement"); and

                  WHEREAS, EQR wishes to purchase, through ERP or certain of ERP's wholly-owned subsidiaries (collectively, the "EQR Entities"), prior to the Closing of the Merger, Lexford Common Shares in an amount such that the aggregate ownership of Lexford Common Shares by the EQR Entities does not exceed 15.00% of the total Lexford Common Shares outstanding (the "Maximum Ownership").

                  NOW THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, Lexford and EQR hereby agree as follows:

                  1. WAIVER. Subject to the terms of this Agreement, Lexford hereby permits the EQR Entities to purchase, prior to the Closing of the Merger, Lexford Common Shares, but only in an amount such that the aggregate ownership of Lexford Common Shares by the EQR Entities does not exceed the Maximum Ownership. In furtherance thereof, but only to the extent of the Maximum Ownership, Lexford hereby waives:

                  (a) The provision in the last sentence of the third paragraph of the Confidentiality Agreement prohibiting EQR, ERP and their affiliates from purchasing any security issued by Lexford.

                  (b) Article VII of the Lexford Declaration of Trust, as amended (the "Lexford Declaration"), pursuant to Section 3-702(b) of the Maryland General Corporation Law, in connection with the purchase of Lexford Common Shares by the EQR Entities as contemplated herein.

                  (c) The Ownership Limit (as such term is defined in the Lexford Declaration), pursuant to Section 6.1(L)(1) of the Lexford Declaration and subject to Section 2 hereof, in connection with the purchase of Lexford Common Shares by the EQR Entities as contemplated herein.

                  The waivers set forth in paragraphs (a) through (c) above are personal to the EQR Entities and may not be transferred to any other Person.

                  2. MATTERS UNDER SECTION 6.1(L)(1) OF THE LEXFORD DECLARATION. Notwithstanding anything else contained in this Agreement, EQR agrees that it shall not permit the EQR Entities to purchase Lexford Common Shares in an amount such that the aggregate ownership of Lexford Common Shares by the EQR Entities exceeds the Ownership Limit, and that the waiver set forth in Section 1(c) hereof shall be invalid, unless and until all of the matters set forth under
Section 6.1(L)(1) of the Lexford Declaration have been satisfied.

                  3. LIMITATION ON TRANSFER. EQR agrees (i) not to sell or otherwise transfer, and (ii) to cause the EQR Entities not to sell or otherwise transfer, in excess of 9.9%, in the aggregate, of the total Lexford Common Shares outstanding to any Person, "group" (within the meaning of the Securities Exchange Act of 1934, as amended), or Persons acting in concert.

                  4.  VOTING.

                  (a) EQR agrees to vote or cause to be voted all Lexford Common Shares owned by the EQR Entities in favor of the Merger.

                  (b) As to any other matters brought before the shareholders of Lexford for a vote, EQR agrees to grant or cause to be granted, and agrees to not revoke and cause not to be revoked, any proxies solicited by Lexford's management allowing Lexford to vote any Lexford Common Shares owned by the EQR Entities in excess of 10%, in the aggregate, of the total Lexford Common Shares outstanding in accordance with the recommendations of Lexford's management or Board of Trustees to the Lexford shareholders.

                  (c) EQR agrees to provide Lexford with information relating to the beneficial ownership of any Lexford Common Shares (i) owned by the EQR Entities and held in the name of brokerage firms or other third parties, or (ii) acquired by the EQR Entities and transferred or assigned to third parties.

                  5. ACKNOWLEDGMENT. EQR hereby acknowledges that it is aware that the securities laws of the United States (i) prohibit any person who has material, non-public information from purchasing or selling securities in reliance upon such information or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information, and (ii) may require EQR and/or any EQR Entities to file a Schedule 13D and amendments thereto in connection with the beneficial ownership of Lexford Common Shares. In the event that EQR and/or any EQR Entities are required to file a Schedule 13D or any amendments thereto, EQR agrees that it shall cause such filing or filings to be done in a timely manner and to provide a copy of any such Schedules 13D or any amendments thereto to Lexford, in compliance with the securities laws of the United States.

                  6. EFFECTIVENESS. The terms of this Agreement shall be effective from the date hereof until the earlier of the Closing of the Merger or termination of the Merger Agreement pursuant to Section 7.1 thereof.

                  7. NO THIRD-PARTY BENEFICIARIES. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

                  8. NO ASSIGNMENT. Neither this Agreement nor any rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party.

                  9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

                  10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

                  11. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement.

                  IN WITNESS WHEREOF, Lexford and EQR have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                LEXFORD RESIDENTIAL TRUST



                                By: /s/ BRADLEY A. VAN AUKEN
                                   -----------------------------------------
                                    Name:   Bradley A. Van Auken
                                    Title:  Senior Vice President,
                                            General Counsel and
                                            Secretary

                                EQUITY RESIDENTIAL PROPERTIES TRUST



                                By: /s/ BRUCE C. STROHM
                                   -----------------------------------------
                                    Name:   Bruce C. Strohm
                                    Title:  Exec. V.P. and General
                                            Counsel